Exhibit 2.1

Sent By: Brett Hendee, P.A.;	813 259-1106;	Jan-21-05 4:21 PM;	Page 1/3

Division of Corporations

Florida Department of State

Division of Corporations

Public Access System

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H05000017855 3)))

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To:
Division of Corporations
	Fax Number	:	(850) 205-0383

From:
	Account Name	:	BRETT HENDEE, P.A.
	Account Number	:	I19980000066
	Phone	:	(813) 258-1177
	Fax Number	:	(813) 259-1106

RECEIVED

05 JAN 21 AM 8:16

DIVISION OF CORPORATION

LIMITED LIABILITY COMPANY

Sun Dental Holdings, LLC

Certificate of Status	0
Certified Copy	0
Page Count	03
Estimated Charge	$125.00

Electronic Filing Menu	Corporate Filing	Public Access Help

FILED

2005 JAN 21 A 11:16

SECRETARY OF STATE

ALLAHASSEE, FLORIDA

https://efile.sunbiz.org/scripts/efilcovr.exc	1/21/2005

Sent By: Brett Hendee, P.A.;	813 259-1106;	Jan-21-05 4:22 PM;	Page 2/3

(((H05000017855 3)))

ARTICLES

OF ORGANIZATION

OF

SUN DENTAL HOLDINGS, LLC

ARTICLE I-Name

The name of the limited liability company shall be Sun Dental Holdings, LLC.

ARTICLE II-Address

The street address and mailing address of the principal office of the limited liability company is: 1700 S. MacDill Avenue, STE 200, Tampa, FL 33629.

ARTICLE III-Registered Agent

The name and the Florida street address for the registered agent of the limited liability company is: Brett Hendee, Esquire, 1700 South MacDill Avenue, STE 200, Tampa, FL 33629.

IN WITNESS WHEREOF, I have signed these Articles of Organization and acknowledged them to be my act this 21st day of January, 2005.

        /s/ Brett Hendee

Signature of a member or an authorized representative of a member

(In accordance with Section 608.408(3), Florida Statutes, the execution of this affidavit constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

        Brett Hendee

Typed or printed name of signee

FILED

2005 JAN 21 A 11:16

SECRETARY OF STATE

ALLAHASSEE, FLORIDA

(((H05000017855 3)))

Sent By: Brett Hendee, P.A.;	813 259-1106;	Jan-21-05 4:23 PM;	Page 3/3

(((H05000017855 3)))

ACCEPTANCE OF DESIGNATION

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, the undersigned hereby accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of the duties, and the undersigned is familiar with and accepts the obligations of the position as registered agent as provided for in Chapter 608, Florida Statutes.

/s/ Brett Hendee
Brett Hendee
Brett Hendee, P.A.
1700 S. MacDill Avenue, STE 200
Tampa, Florida 33629

FILED

2005 JAN 21 A 11:16

SECRETARY OF STATE

ALLAHASSEE, FLORIDA

(((H05000017855 3)))